Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of [•], 2024 (the “Agreement Date”), by and among Akari Therapeutics, Plc, a public company limited by shares incorporated in England and Wales (“Parent”), and [Stockholder] (the “Stockholder”). Each of Parent and the Stockholder are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Peak Bio, Inc., a Delaware corporation (the “Company”) and Pegasus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) in substantially the form attached hereto as Exhibit B.

B. As of the Agreement Date, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the Company Common Stock, described on Exhibit A (the “Owned Shares”, and together with any additional Company Common Stock that the Stockholder may acquire record and/or beneficial ownership of (including through the exercise of any Company Options or Company Warrants) after the Agreement Date and prior to the Expiration Time, the “Covered Shares”).

C. As an inducement to the willingness of the Parent to enter into the Merger Agreement, the Parent has required that the Stockholder enter into this Agreement with respect to the Covered Shares, and the Stockholder desires to enter into this Agreement to induce the Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Agreement to Vote the Covered Shares; Appointment of Proxy

1.1. Agreement to Vote. Until the earliest to occur of (a) the Effective Time, (b) receipt of the Company Stockholder Approval, and (c) such date and time as the Merger Agreement is validly terminated pursuant to Section 8 thereof (as applicable, the “Expiration Time”), at every meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company’s stockholders, at which the approval of the Merger Agreement or the Merger is to be voted on (and at every adjournment or postponement thereof), the Stockholder shall vote (including via proxy) on or before the fifth (5th) business day prior to any meeting of Company’s stockholders, all of the Stockholder’s Covered Shares in accordance with the Company Recommendation. Until the Expiration Time, the Stockholder agrees that the Stockholder will not in the Stockholder’s capacity as a stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any Action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, either alone or together with the other stockholder voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.

1.2. Forms and Power of Attorney. The Stockholder agrees to duly complete forms of proxy in respect of all of his, her or its Covered Shares, and any other required documents in connection therewith, and cause same to be validly delivered in accordance with (and indicating that all Covered Shares are voted in accordance with) the Company Recommendation at the Company Stockholders Meeting and will not withdraw the forms of proxy or other documentation except as expressly otherwise provided in this Agreement. The obligations of the Stockholder specified in Section 1.1 and Section 1.2 herein shall apply whether or not the transactions contemplated by the Merger Agreement, including the Merger, or any other action described above are recommended by the Company Board. The Stockholder irrevocably and by way of security for its obligations hereunder appoints any director of the Company to be its attorney in its name and on its behalf to take effect on the dispatch of the Proxy Statement/Prospectus and only then if such Stockholder has failed to comply with its obligations under Section 1.1 or Section 1.2 of this Agreement, with full power and authority to sign, execute and deliver a form of proxy and/or such other documents and to do all such acts and things as may be necessary for or incidental to the performance of their obligations under this Agreement.

1.3. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

2. Representations and Warranties of the Stockholder. The Stockholder hereby severally, and not jointly or jointly and severally, represents and warrants as follows:

2.1. Incorporation; Authorization. If the Stockholder is a corporation, other legal entity, or otherwise not a natural person, the Stockholder is duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization. The Stockholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

2.2. Ownership of Subject Securities. The Stockholder is, and, subject to any transfer permitted pursuant to Section 4.1, will be continuously up until the Effective Time, the direct or indirect beneficial owner of the Owned Shares set out opposite such Stockholder’s name in Exhibit A, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Stockholder does not own or have any interest in any securities of the Company other than the Owned Shares set forth opposite such Stockholder’s name on Exhibit A hereto. The Stockholder is not a party to, bound or affected by or subject to, any charter or by-law, contract, agreement provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

2.3. Consents. No consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby in connection with (a) the execution and delivery by the Stockholder and enforcement against the Stockholder of this Agreement, or (b) the consummation of any transactions by the Stockholder provided for herein.

2.4. No Conflicts. Neither the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any provision of this Agreement (a) conflicts with or violates any organizational documents of the Stockholder, (b) violates any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to the Stockholder or (c) violates, breaches, results in the loss of any benefit under, conflicts with any provisions of, or constitutes a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, or results in the termination of or a right of termination or cancellation under any contract to which the Stockholder is bound.

2.5. Legal Proceedings. There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against the Stockholder, or any of the Owned Shares of the Stockholder, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Stockholder, or any of the Owned Shares of the Stockholder, in each case, that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations under this Agreement.

2.6. No Commitment. None of the Owned Shares held by the Stockholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Stockholder to perform the Stockholder’s obligations with respect to such Owned Shares as set out in this Agreement.

2.7. No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

2.8. Reliance by the Company. The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

3. Representations and Warranties of the Parent. Parent hereby represents and warrants to the Stockholder as follows:

3.1. Incorporation; Authorization. Parent is a public company limited by shares duly organized and validly existing under the laws of England and Wales. Parent has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

3.2. No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any provision of this Agreement shall (a) conflict with or violate the certificate of incorporation, by-laws or other charter documents of Parent, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to Parent or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which Parent is bound.

3.3. Legal Proceedings. There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against Parent, or any securities of Parent, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on Parent, or any securities of Parent, in each case, that would reasonably be expected to materially impair the ability of Parent to perform its obligations under this Agreement.

4. Miscellaneous.

4.1. No Transfer of Covered Shares. Prior to the Expiration Time, the Stockholder agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, offer to transfer or consent to any transfer or enter into any contract, option or other agreement or understanding with respect to the transfer of any or all of the interest in such Stockholder’s Covered Shares, or (ii) take any action or agree or commit to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from performing its obligations under this Agreement; provided, however, that nothing in this Section 4.1 shall prohibit a transfer of Covered Shares (w) with the prior written consent of Parent, (x) to any member of the Stockholder’s immediate family, or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, or otherwise for estate planning purposes, (y) by will or under the laws of intestacy upon the death of the Stockholder, (z) pursuant to a qualified domestic order, (aa) to any charitable organization or (bb) any Stockholder that is an entity may transfer Covered Shares to any Affiliate of such Stockholder or to one or more partners or members of such Stockholder; provided, further, that a transfer referred to in the foregoing clauses of this sentence shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

4.2. Non-Solicitation. From and after the date hereof until the Expiration Time, the Stockholder will not, and will not permit any entity under such Stockholder’s control to, take any action the Company is prohibited from taking pursuant to Section 5.3 of the Merger Agreement.

4.3. Further Assurances. From time to time, at Parent’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Merger Agreement.

4.4. Termination. This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Expiration Time, provided that Section 4.7 shall continue until the earlier of the Effective Time and the valid termination of the Merger Agreement.

4.5. Capacity as a Stockholder. Notwithstanding anything in this Agreement to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity (including, if applicable, in such Stockholder’s capacity as a director or officer of the Company) and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other person. Nothing herein shall in any way restrict a Stockholder that is a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company if such action (or failure to act) would reasonably be expected to be inconsistent with the exercise of his or her fiduciary duties as a director or officer of the Company.

4.6. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.7. Other Miscellaneous Provisions. The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 8.5 (Amendment), Section 9.2 (Notices), Section 9.4 (Governing Law), Section 9.6 (Counterparts and Signature), Section 9.9 (Enforcement) and Section 9.11 (Waiver of Jury Trial).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

AKARI THERAPEUTICS, PLC

By:
Name:
Title:

[STOCKHOLDER]

[Signature Page to the Parent Voting Agreement]

EXHIBIT A

Owned Shares

Company Common Stock

EXHIBIT B

Merger Agreement

Attached.